CGBG, LLC

c/o John Higgins

8281 E. County Hwy 30A,

Seacrest Beach, FL 32413

Dear John,

Dynastar Ventures, Inc. (hereinafter the “Company”) is pleased to offer CGBG, Inc. (hereinafter the “Contractor”) the following opportunity to provide the Company with certain services relating to the Company’s implementation of the ConnectionPlus platform (the “Platform”) being acquired from uBuy2Give, Inc. The terms of this agreement (the “Agreement”), are set forth below.

In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound The Company and Contractor agree as follows:

1. Role and Responsibilities

1.1. Services. Contractor will serve as independent contractor on a non-exclusive basis to the Company, effective upon the execution of this agreement by the last signature indicated below (“Effective Date”), through the expiration of the Term (as hereinafter defined). Contractor will provide access, consulting and advisory services, as well as ongoing education, support, and management and payment processing with respect to the Company’s planned retail relationships with Linkshare Limited, Commission Junction, Google, and PepperJam (hereinafter the “Consolidators”) to be created as a result of the Company’s acquisition and implementation of the Platform.

2. Term of the Agreement

2.1 The Term of the Agreement (hereinafter the “Term”) shall be one (1) year from the Effective Date of this Agreement. Also, the Term of Agreement can be extended after a period one (1) year based on mutual agreement of both parties. The Term of the Agreement is subject to early termination in accordance with the provisions set forth in Section 4.

3. Compensation

3.1. Cash Compensation: In exchange for the services described in Section 1, the Company shall pay Contractor a $1,000 per month fee, or $12,000 annually plus any pre-approved out of pocket expenses by the Company. Each payment is due on the 1st of each month during the Term of this Agreement. This fee shall cover Contractor’s costs including Florida state taxes due, office rent and other out of pocket expenses.

4. Termination

4.1 Events of Termination

This Agreement may be terminated prior to the expiration of the Term (initial or otherwise) set forth in Section 2 hereof as follows:

(a)	With Cause. This Agreement may be terminated by the Company at any time for “Cause”. As used in this Agreement, the term “cause” shall mean, (i) Contractor’s willful failure to fulfill and perform its stated duties, including the obligations stated herein, which failure, if curable, is not fully cured to the reasonable satisfaction of the Company within thirty (30) days after written notice from the Company, (ii) any material breach by Contractor of any material provision of this Agreement, which, if curable is not fully cured to the reasonable satisfaction of the Company within thirty (30) days after written notice thereof, or (iii) Contractor’s committing an act of theft, fraud, embezzlement with regard to the Company or Contractor’s conviction of a felony. For purposes hereof, no act or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interest of the Company.

(b)	Without Cause; Good Reason. This Agreement may be terminated, by either party, upon not less than thirty (30) days prior written notice to the other, without Cause by the Company or for “good reason” by Contractor. As used herein, the term “Good Reason” shall mean the occurrence, without Contractor’s consent, of any material breach by the Company of any material provision of this Agreement; provided however, that Contractor provide the Company with written notice of such breach with a thirty (30) day opportunity for the Company to cure the breach.

5. Company’s Obligations Upon Termination

5.1 Following the termination of the Agreement under the circumstances described below, the Company shall pay to the Contractor the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that you now have or hereafter may have against the Company in connection herewith:

(a)	Termination Without Cause by the Company or with Good Reason by You or Failure by the Company to Extend your Term.

In the event that the Agreement is terminated by the Company prior to the expiration of the initial term the Company will pay Contractor one (1) month compensation or $1,000. In addition, the Company shall reimburse Contractor for any pre-approved expenses by the Company incurred by Contractor through the date of such termination.

(b)	Termination by Company for Cause. In the event that this Agreement is terminated by the Company pursuant to Section 4.1(a) hereof (or if Contractor voluntarily resigns otherwise than in accordance with Section 4.1(b) hereof prior to the expiration of the then current term of this Agreement, no compensation shall be paid to Contractor other than any base compensation earned by Contractor on or prior to the date of such termination, but not paid. In addition, the Company shall reimburse Contractor for any pre-approved expenses by the Company incurred by the Contractor through the date of such termination in accordance with Section 3.1.Upon termination for cause by the Company, all of Contractor’s rights under this Agreement (except as otherwise set forth herein) shall immediately terminate and the Company shall have no further obligation to Contractor.

6.     Standard of Care and Compliance with Laws.

6.1     Warranties and Indemnification.   Each party represents, warrants and covenants that its services shall be performed by personnel possessing competency consistent with applicable industry standards, with due care, and in a diligent, timely and professional manner to the same standards in which its services its other clients. Without limiting the foregoing, each party represent, warrants and covenants that it shall perform its obligations to the other party.  Each party shall comply fully with all applicable federal, state and local laws in connection with the services to be rendered by it hereunder and will obtain all applicable permits, permissions, and licenses required of it in connection with its obligations under this Agreement. EXCEPT AS SET FORTH IN THIS SECTION 6, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.

6.2     Disclaimer.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED HEREIN, THE PARTIES DISCLAIM AND ANY AND ALL WARRANTIES WHICH MIGHT HAVE ARISEN OR MIGHT LATER ARISE FROM COURSE OF PERFORMANCE OR DEALING OR USAGE OF THE TRADE AND RELEASES THE OTHER PARTY FROM ALL LIABILITY FOR LOSS OR DAMAGE SUSTAINED RELATING THERETO. EXCEPT IN CONNECTION WITH A PARTY’S INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) OR INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT IN CONNECTION WITH A PARTY’S INDEMNIFICATION OBLIGATIONS, OR IN THE EVENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, A PARTY’S TOTAL LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT, FROM ALL CAUSES OF ACTION AND UNDER ALL THEORIES OF LIABILITY, WILL BE LIMITED TO THE PAYMENTS ACTUALLY RECEIVED FROM COMPANY (OR, IN THE CASE OF THE COMPANY, PAYMENTS DUE TO THE COMPANY BY CONTRACTOR THROUGH THIS AGREEMENT BUT NOT PAID) UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE A CLAIM FOR LIABILITY ARISING HEREUNDER.

6.3     Indemnification Process.   The party obligated to provide indemnification under this Section 6 shall have the right to control the defense and settlement of any claims or actions for which such indemnifying party is obligated to defend, but the persons entitled to indemnification hereunder shall have the right to participate in such claims or actions at their cost and expense and with counsel of their own choosing. The indemnifying party shall not consent to entry into judgment or enter into any settlement that admits an indemnified person’s liability, provides for injunctive or other non-monetary relief affecting an indemnified person, or that does not include as an unconditional term the giving by each claimant or plaintiff to the indemnified persons of a release from all liability with respect to such claim without the indemnified person’s prior written consent. The indemnifying party’s liability under this Section 6 shall be reduced to the extent that the indemnifying party is actually prejudiced by the indemnified person’s failure to give notice promptly after learning of such claim.

7. Confidentiality and Non-Disparagement.

7.1     Non-Disparagement.   During the Term and any renewals of this Agreement thereafter, neither party shall act, directly or indirectly, in any way likely to damage or disparage the goodwill or reputation of the other party or its services or products or the services, nor will either party damage or disparage the goodwill or reputation of the other party. Notwithstanding the foregoing, nothing in this Agreement shall restrict a party’s ability to discuss the services rendered or otherwise make truthful statements about the products or services under this Agreement. Additionally, the parties further agree not to, either during the Term of this Agreement, any renewal terms, or during the one (1) year period following a termination of this Agreement for any reason, to solicit or take away, or attempt to solicit or take away, directly or indirectly, any employee(s) or other independent consultants (or their employees) of the other party and/or any of its affiliates, either for a party’s own purposes or for any other person or entity, unless otherwise agreed.

7.2     Confidentiality.   Further, the parties agree that during the Term of this Agreement a party may have access to privileged and confidential information essential to the other party’s business, including without limitation the identity of a party’s customers (“Confidential Information”). Each party agrees to maintain the confidentiality of the other party’s Confidential Information and agrees not to use it except in performing its obligations under this Agreement and not to disclose the Confidential Information to anyone except such of its employees, contractors, consultants and advisors who need access to the Confidential Information to perform their obligations under this Agreement. Thereafter, the parties agree that, if the agreement shall terminate at any time, each party, for a period of one (1) year after such termination, shall not disclose such Confidential Information without the prior written approval of the disclosing party except as required by law, legal process or regulation. Further, upon request, the receiving party agrees to return to the other party’s Confidential Information it may have obtained as a result of the Agreement. The parties agree that money damages alone would not be a sufficient remedy for any breach of this Section by the receiving party, and that in addition to all other remedies, the disclosing party shall be entitled to seek injunctive or other equitable relief as a remedy for any such breach.

7.3     Exclusions.   Confidential Information shall not include anything that the receiving party can document (i) was generally available to the public at the time it was received the from the disclosing party, (ii) was known to it, without restriction, at the time of disclosure, or (iii) was independently developed by it without any use of the Confidential Information of the disclosing party. Should any Confidential Information of a disclosing party be disclosed in response to an order or requirement of a court, administrative agency, or other governmental body, the receiving party must provide prompt advance notice of the proposed disclosure to the disclosing party and any Confidential Information so disclosed shall otherwise remain subject to the provisions of this Section 7.

8.     Miscellaneous

8.1           Governing Law.   The agreement shall be governed by the construed in accordance with the laws of the State of New York without regard to principles of conflict of laws. In any action based upon, arising from, or relating to this Agreement, (a) each of the parties irrevocably waives the right to trial by jury and (b) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the party is to receive notice in accordance with this Agreement.

8.2           Severability, Entire Agreement, Amendments.   In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, (the remaining provisions of the Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law) any such invalidity or unenforceability shall be deemed replaced by a term or provision determined by the parties as coming closest to expressing the intention of the invalid or unenforceable term or provision. This Agreement constitutes the entire agreement between the parties with respect to the subject-matter of this Agreement and supersedes all proposals, oral or written, and all previous negotiations and communications between the parties with respect to the subject matter of this Agreement. Except as specifically provided herein, no amendment or modification to this Agreement will be valid unless it is in writing signed by the parties.

8.3           Notice.   Any notice to be given shall be in writing and either delivered in person, by nationally recognized overnight courier, or by registered or certified first class mail, postage prepaid, addressed to such address of the parties as set forth on the first page hereof (in the case of ) and to Company at: 1311 Herr Lane Suite 205, Louisville, KY, 40222.

8.4           Assignment.   Any assignment of this Agreement or any rights or obligations hereunder by either party, without the prior written consent of the other party (which shall not be unreasonably withheld), shall be null and void and of no effect and a material breach hereof; provided, however, that the Company may assign this Agreement to a successor to all or substantially all of its business and assets. This Agreement will be binding upon and will inure to the benefit of the parties and their permitted successors and assigns.

8.5           Counterparts.   This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.6           Amendments.   Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

8.7           No Third-Party Beneficiaries.   The parties do not intend, nor shall any clause be interpreted, to create under this Agreement any obligations of either Company or in favor of, or benefits to, or rights in, any third party, including any customer of either party.

8.8           Force Majeure.   Except for the obligation of payment, neither Company nor shall be liable to the other if it is unable to timely perform any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, boycotts, war, Acts of God, labor troubles, riots, and restraints by public authority.

[Signature page follows.]

The parties accept this Agreement and have caused this Agreement to be executed, and do each hereby warrant and represent that its respective signatory whose signature appears below has been and is on the date executed duly authorized by all necessary and appropriate corporate action to execute this Agreement on its behalf.

John S Henderson CEO, Dynastar Ventures, Inc.	Date

John Higgins, Managing Member, CGBG, LLC.	Date

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